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                                                                    Exhibit 10.7

                               eFunds Corporation

                          Executive Retention Agreement

EXECUTIVE RETENTION AGREEMENT by and between eFunds Corporation, a Delaware corporation (collectively with any successor entity, the "Company"), and Jerry
K. Lester ("Employee") dated as of the 17th day of June, 2002.

         WHEREAS, Employee is employed as an officer of the Company;

         WHEREAS, the Chief Executive Officer ("CEO") of the Company has determined that it is in the best interests of the Company and its stockholders to ensure that the Company will have Employee's full support of and participation in implementing the Company's business strategies;

         WHEREAS, the CEO has therefore determined to provide Employee with assurances regarding the transition benefits to be received by Employee during the transition period following the expected departure of the Employee from employment with the Company;

         WHEREAS, the CEO further believes it is important to secure Employee's commitment not to compete with the Company following the termination of Employee's employment as set forth below;

         WHEREAS, it shall further be a condition to Employee's entitlement to any payments hereunder that Employee release any claims against the Company and its affiliates as of the Separation Date; and

         WHEREAS, it is the intention of the parties that this Agreement is not an employment agreement and that Employee's employment with the Company shall continue to remain "at-will" and terminable by the Company at any time for any reason or no reason, although the payments to Employee described herein may become payable under certain termination scenarios hereinafter described.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

I.       Retention Incentive and Non-Competition Payments.

         (a) Subject to the terms and conditions set forth in this Agreement, in the event that the Employee remains in the employ of the Company through September 30, 2002 (the "Separation Date") and his resignation from further employment with the Company remains effective as of such date or if Employee accelerates the date of his resignation from further employment by the Company prior to such date for "Good Reason," Employee shall be entitled to a lump-sum transition and non-competition payment in the amount of $172,500 (less any applicable withholdings). Payments shall not be owing hereunder unless Employee shall execute the Release attached as Exhibit A and the seven day rescission period (the "Rescission Period") referenced in Section 1(c) thereof shall have expired without Employee having sent a notice of revocation or rescission to the Company, at which point any accrued amounts which are then payable hereunder shall be paid to Employee as soon as administratively feasible (any amounts owing hereunder shall, however, be paid no later than October 31, 2002). As used herein, "Good Reason" shall mean that Employee resigns from the Company prior to the Separation Date due to a material diminution in his duties (other than as may be occasioned by changes instituted to address succession issues) or his base compensation by the Company.

         (b) No amounts shall be payable under this Section 1 if (i) the Company terminates Employee's employment with the Company for "Cause" prior to the Separation Date, (ii) Employee's employment with the Company is terminated prior to the Separation Date due to the death or disability of Employee or (iii) Employee resigns from employment with the Company prior to the Separation Date without Good Reason.

         (c) As used herein, "Cause" shall mean a termination by the Company of Employee's employment with the Company by reason of:
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                  (i)      Employee's engagement in illegal conduct or willful
                           misconduct that is demonstrably injurious to the business of the Company or any entity controlling, controlled by or under common control with the Company (collective, the "Controlled Group");

                  (ii) a failure by Employee to substantially perform Employee's material duties which continues for five days after the CEO delivers a written demand for substantial performance to Employee;

                  (iii) Employee commits an act, or omits to take action, in bad faith which action or inaction results in a material detriment to one or more members of the Controlled Group;

                  (iv) Employee commits an act of fraud, misappropriation, embezzlement or other acts of dishonesty in connection with any member of the Controlled Group or their customers or vendors;

                  (v) Employee is convicted or pleads guilty or nolo contendre to criminal misconduct constituting a felony or gross misdemeanor involving a breach of ethics, moral turpitude or other immoral conduct reflecting adversely upon the reputation or interests of any member of the Controlled Group or their customers or vendors or Employee becomes subject to criminal sanctions that will prevent Employee from performing his or her duties in the ordinary course for a period of time that is likely to exceed 30 days;

                  (vi) Employee's use of narcotics, liquor or illicit drugs has had a continuing and demonstrable negative effect on Employee's ability to perform his or her duties or responsibilities to the members of the Controlled Group; or

                  (vii) Employee is in default under any agreement between Employee and the members of the Controlled Group or Employee refuses to execute and deliver any lawful agreement that the Company generally requires Employee's peer employees to sign.

II.      Conditions.

         The Company's obligations under Section 1 are subject to the following conditions:

                  (i) Until the Separation Date and during the "Non-Competition Period," Employee must exhibit appropriate professionalism in support of the Company's goals when dealing with the Company's employees, the customers and potential customers of the Controlled Group and Employee's acquaintances;

                  (ii) Employee must not materially disparage the members of the Controlled Group or their management prior to the Separation Date or during the Non-Competition Period;

                  (iii)    Employee must comply with this Agreement; and

                  (iv) Employee must execute the Release form attached as Exhibit A within five days after the Separation Date and must not rescind the same during the Rescission Period.

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III.     Fringe Benefits.

Any and all benefits or other forms of compensation to Employee (such as the disposition of any options held by Employee, the balance of Employee's account under the Employee Stock Purchase or Deferred Compensation PlanS, 401(k) account and accrued vacation pay) shall be governed by the rules applicable to such plans and programs, as the same are in effect on the Separation Date; provided, however, that, except with regard to the foregoing, the payments set forth in this Agreement are Employee's sole entitlement to payments following the termination of Employee's employment and Employee shall not also be entitled to receive payment under the Company's standard severance programs, although this Agreement shall not impair Employee's entitlement to supplemental commissions that may be earned by Employee pursuant to that certain supplemental commission memorandum, dated June 25, 2002.

IV.      Non-Competition.

         (a) As an essential inducement to the Company to enter into this Agreement, and as partial consideration for the payment obligations of the Company pursuant to Section 1, Employee agrees that during the six month period following the Separation Date (the "Non-Competition Period"), Employee will not:

                  (i) Control or own (directly or indirectly) more than two percent of the outstanding capital stock of or other equity interest in any "Competitor;" or

                  (ii) Serve as an officer, member, director, contractor, agent, consultant, advisor or employee of or to any Competitor wherever located.

                  (iii) As used herein, "Competitor" shall mean First Data Corporation, Concord EFS, Inc., Electronic Data Systems Corporation, Total System Services, Inc. and any person or entity controlling, controlled by or under common control with any of the foregoing persons or entities.

         (b) Employee agrees that a breach by Employee of any of the terms of this Agreement will cause great and irreparable injury and damage to the Controlled Group and that the members of the Controlled Group shall have a right to equitable relief, including, but not limited to, a temporary restraining order, preliminary injunction, permanent injunction and/or order of specific performance, as a remedy to enforce this Agreement or prevent a threatened or potential breach of this Agreement by Employee. In addition, the Company will be immediately relieved of any further obligations under Section 1 if Employee should breach this Section 4.

V.       Miscellaneous.

         (a) Employee may not assign or delegate any of Employee's rights or obligations in respect of this agreement and any attempted assignment or delegation shall be void and of no effect. This Agreement is binding upon and enforceable by the Company and the other members of the Controlled Group and their respective successors and assigns. This Agreement (but not the Release), including the Company's payment obligations hereunder, will terminate upon the death of Employee. This Agreement is governed by the substantive laws of the State of Delaware, without regard to its conflicts of law rules.

         (b) From and after the Separation Date, this Agreement will supercede and replace any other prior severance agreements or arrangements between the parties, including, without limitation, those contained in that certain Executive Transition Assistance Agreement, dated as of December 18, 2001 (the "Transition Agreement"), and that certain Change in Control Agreement, dated September 1, 2001 (collectively with the Transition Agreement, the "Existing Agreements"), by and between Employee and the Company. Each of the Existing Agreements will, as of the Separation Date and without further action by Employee or the Company, be null and void and of no further force and effect from and after the Separation Date. In no event shall any amounts be payable to Employee under this Agreement if any

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amounts shall become payable to Employee under either of the Existing
Agreements. This Agreement shall not, however, supercede or replace any Confidentiality Agreement between Employee and any member of the Controlled Group and each such agreement shall remain in full force and effect.

         (c) The failure of a party to insist upon strict compliance with any of the terms, conditions or covenants expressed in this Agreement shall not be deemed a waiver of such term, condition or covenant, or any other term, condition or covenant, nor shall any waiver or relinquishment of any right or power under this Agreement on one or more times be deemed a waiver or relinquishment of such right or power or any other right or power at any other time or times. This Agreement may be amended or modified only through a written agreement executed by each of the parties hereto.

         (d) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (e) This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         (f) Employee has been informed that the terms of this Agreement will be open for acceptance and execution by Employee until July 9, 2002 during which time Employee may consider whether or not to accept this Agreement and consult with an attorney of Employee's choosing to advise Employee regarding the same. If Employee does not execute and deliver this Agreement by such date, the offer contained herein shall be wholly null and void. Employee acknowledges and agrees that the execution by him of this Agreement shall constitute his voluntary resignation from employment by the Company and the other members of the Controlled Group and from any and all offices he holds with such persons, such resignation to be effective on the Separation Date.

         (g) The Company agrees not to materially disparage Employee prior to the Separation Date or during the Non-Competition Period

IN WITNESS WHEREOF, Employee and the Company have hereunto set their hands as of the date set forth above.

                                      EMPLOYEE

                                      /s/ Jerry K. Lester
                                      ----------------------------------------
                                      eFUNDS CORPORATION

                                      /s/ John A. Blanchard III
                                      ----------------------------------------
                                      Chairman and Chief Executive Officer



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                                                                       EXHIBIT A

                                     RELEASE

         WHEREAS, Jerry K. Lester ("Employee") is an employee of eFunds Corporation, a Delaware corporation (the "Company");

         WHEREAS, Employee has voluntarily resigned from further employment by the Company effective as of September 30, 2002 (the "Separation Date");

         WHEREAS, Employee and the Company have previously entered into that certain Executive Retention Agreement, dated as of June 17, 2002 (the "Retention Agreement"), pursuant to which the Company has agreed to make certain payments to Employee following the termination of his employment under certain circumstances; and

         WHEREAS, it is a condition to the Company's obligation to make the payments provided for in the Retention Agreement that Employee execute, deliver and not rescind this Release.

         NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, Employee and the Company hereby agree as follows:

         1.       Release.

                  (a) As consideration for the promises of the Company contained in the Retention Agreement, Employee, for himself and his successors and assigns, hereby fully and completely releases and waives any and all claims, complaints, rights, causes of action or demands of whatever kind, whether known or unknown or suspected to exist by Employee (collectively, "Claims") which he has or may have against the Company and any company controlling, controlled by or under common control with the Company (collectively with the Company, the "Controlled Group") and their respective predecessors, successors and assigns and all officers, directors, shareholders, employees and agents of those persons and companies ("the Released Parties") arising out of or related to any actions, conduct, promises, statements, decisions or events occurring prior to or on the Separation Date (the "Released Matters"), including, without limitation, any Claims based on or arising out of Employee's employment with the Controlled Group and the cessation of that employment; provided, however, that such release shall not operate to relieve the members of the Controlled Group of any obligation to indemnify Employee against any Claims brought against Employee by any third party by reason of Employee's status as an officer or employee of the Controlled Group. As an essential inducement to Employee to enter into this Agreement, and as consideration for the promises of Employee contained herein, the Company, for itself and its successors, assigns and affiliates hereby fully and completely releases and waives any and all Claims which it or they have or may have against Employee arising out of or related to the Released Matters; provided, however, that such release shall not operate to relieve Employee from any obligation to reimburse the members of the Controlled Group for any disbursements (such as travel and entertainment expenses) improperly charged by Employee to such Group. Employee and the Company each further agree that they will not, and will cause their affiliates not to, institute any legal proceedings against the persons released by them in respect of any Claim nor will they authorize any other party, whether governmental or otherwise, to seek individual remedies on their behalf with respect to any Claim. Employee and the Company agree that, by signing this Release, neither party is waiving any Claim arising after the Separation Date or under the Retention Agreement.

                  (b) Employee's release of Claims is intended to extend to and include Claims of any kind arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Sections 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. Sections 621 et seq., the Americans with Disabilities Act, 42 U.S.C. Sections 12101 et seq., the Delaware Discrimination in Employment Act, Del. Code Ann. Tit. 19, Sections 710-718, the Delaware Handicapped Persons Employment Protections Act, Del. Code Ann. Tit. 19,Sections 720-728 and any other federal, state or local statute, executive order, ordinance, policy or practice prohibiting

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employment discrimination or otherwise relating to employment, as well as any claim for breach of contract, wrongful discharge, breach of any express or implied promise, misrepresentation, fraud, retaliation, violation of public policy, infliction of emotional distress, defamation, promissory estoppel, equitable estoppel, invasion of privacy or any other theory, whether legal or equitable.

                  (c) Employee has been informed of Employee's right to revoke this Release insofar as it extends to potential claims under the Age Discrimination in Employment Act by informing the Company of Employee's intent to revoke this Release within seven (7) calendar days following the execution of this Release by Employee. Employee has further been informed and understands that any such rescission must be in writing and hand-delivered to the Company or, if sent by mail, postmarked within the applicable time period, sent by certified mail, return receipt requested, and addressed as follows:

                                    eFunds Corporation
                                    Gainey Ranch Center II
                                    8501 N. Scottsdale Road
                                    Suite 300
                                    Scottsdale, AZ  85253
                                    Attention:  General Counsel

The Company and Employee agree that if Employee exercises Employee's right of rescission, under this Section (c), the Company's obligations under Section 1 of the Retention Agreement shall be wholly null and void.

         2.       Miscellaneous.

                  (a) Employee may not assign or delegate any of Employee's rights or obligations in respect of this Release and any attempted assignment or delegation shall be void and of no effect. This Release is binding upon and enforceable by the Company and the other members of the Controlled Group and their respective successors and assigns and inures to the benefit of Employee and Employee's heirs and executors. This Release is governed by the substantive laws of the State of Delaware, without regard to its conflicts of law rules.

                  (b) The failure of a party to insist upon strict compliance with any of the terms, conditions or covenants expressed in this Release shall not be deemed a waiver of such term, condition or covenant, or any other term, condition or covenant, nor shall any waiver or relinquishment of any right or power under this Release on one or more times be deemed a waiver or relinquishment of such right or power or any other right or power at any other time or times.

                  (c) Whenever possible, each provision of this Release will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Release.

                  (d) This Release may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

                  (e) Employee acknowledges and agrees that the execution by him of this Release shall confirm his voluntary resignation from employment by the Company and the other members of the Controlled Group and from any and all offices he holds with such persons.

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         IN WITNESS WHEREOF, the Company and Employee have hereunto set their hands to this Release as of the dates set forth below.

                                               eFUNDS CORPORATION



         Dated:                                By:  ________________________
                                               Its    ________________________




         Dated:                                ____________________________
                                                        Employee


         STATE OF ___________)

         County of ____________)



         Subscribed and sworn before me
         this ___ day of ___________, ____.


         ________________________________            seal
         Notary Public, State of _____________
         My Commission expires:____________


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